EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-25125 of Rowan Companies, Inc. on Form S-8 of our report dated June 20, 2007 appearing in this Annual Report on Form 11-K of the LeTourneau, Inc. Savings and Investment Plan as of and for the years ended December 31, 2006 and 2005.
/S/ McConnell & Jones LLP
Houston, Texas
June 28, 2007

9